UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On September 14, 2010, Toys “R” Us, Inc. (the “Company”) provided unaudited condensed consolidated financial statements (the “Toys Delaware Unaudited Condensed Consolidated Financial Statements”) for its wholly-owned subsidiary Toys “R” Us-Delaware, Inc. (“Toys Delaware”) to the administrative agents under the indenture for the 7.375% Senior Secured Notes due 2016, 8.50% Senior Secured Notes due 2017 and the 10.75% Senior Notes due 2017. The Toys Delaware Unaudited Condensed Consolidated Financial Statements were also filed on Form 8-K dated September 14, 2010. Subsequent to this filing, the Company has identified a typographical error in its disclosure related to the Toys Delaware and its Subsidiaries percentages of Consolidated Net sales by product category for the thirteen and twenty-six weeks ended July 31, 2010 and August 1, 2009 which was included in Note 6 entitled “Segments” on page 14 and Item 2 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 19. The corrected table is set forth below:

	13 Weeks Ended		26 Weeks Ended
	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Core Toy	10.7%	10.2%	10.4%	10.0%
Entertainment	8.9%	9.2%	9.5%	10.8%
Juvenile	46.7%	46.9%	47.9%	47.7%
Learning	14.7%	14.1%	14.3%	13.6%
Seasonal	16.8%	16.9%	15.8%	15.5%
Other (1)	2.2%	2.7%	2.1%	2.4%

Total	100%	100%	100%	100%

(1)	Consists primarily of shipping and other non-product related revenues.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: September 21, 2010	By:	/S/ F. CLAY CREASEY, JR.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer